SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This Second Amendment to Second Amended and Restated Credit Agreement (this "Amendment"), dated as of December 23, 1998, is by and among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Borrower"), each Bank (as defined in the Credit Agreement referred to below), BANKERS TRUST COMPANY, individually, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and as an issuing bank, CIBC INC., individually and as syndication agent (in such capacity together with its successors in such capacity, the "Syndication Agent"), and PARIBAS, a French bank acting through its Houston Agency, individually, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), and as documentation agent (in such capacity, together with its successors in such capacity, the "Documentation Agent").

                                R E C I T A L S:

     WHEREAS, the Borrower, each Bank then a party, the Administrative Agent, the Syndication Agent, the Collateral Agent, and the Documentation Agent
(collectively, the"Agents") entered into that certain Second Amended and Restated Credit Agreement dated as of June 1, 1998, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 4, 1998 (as the same has been and may in the future be amended, modified, or supplemented from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to make revolving credit loans available to the Borrower under the terms and provisions stated therein; and

     WHEREAS, immediately prior to the execution of this Amendment, Toronto Dominion (Texas), Inc. assigned 100% of its interest under the Credit Agreement to Bankers Trust Company and CIBC, Inc., thereby increasing the Commitment of Bankers Trust Company to $39,148,351.65 and the Commitment of CIBC, Inc. to $39,148,351.65; and

     WHEREAS, the Borrower has requested that the Banks and the Agents amend the Credit Agreement to (i) temporarily increase the Borrowing Base to $70,000,000,
(ii) amend the Consolidated Interest Coverage Ratio, (iii) amend certain provisions relating to determinations of the Borrowing Base, (iv) amend the definition of Applicable Margin, and (v) amend certain other provisions of the Credit Agreement as set forth herein; and

     WHEREAS, the Banks and the Agents are willing to amend the Credit Agreement and otherwise agree as hereinafter provided; and

     WHEREAS, the Borrower, the Banks and the Agents now desire to amend the Credit Agreement as herein set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE II

                                   Definitions

     Section 2.2 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.



SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 1

                                   ARTICLE IV

                                   Amendments

     Section 4.2 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended as follows:

     (a) the definition of "Applicable Margin" is amended and restated in its entirety to read as follows:

     "Applicable Margin" means (a) during all times when the aggregate outstanding principal balance of the Loans is greater than $65,000,000, a margin equal to 2.25% for Eurodollar Loans and 1.00% for Base Rate Loans, and (b) during all times when the aggregate outstanding principal balance of the Loans is less than or equal to $65,000,000, the margin set forth in the following grid and determined to be the applicable percentage pursuant to the Borrowing
Percentage, which Applicable Margin shall change as and when the Borrowing Percentage changes:



Borrowing Percentage                                          Applicable             Applicable Margin for
                                                              Margin for                Base Rate Loans
                                                           Eurodollar Loans
Greater than 75%                                                 2.00%                       0.75%
Greater than 50% but less than or equal to 75%                   1.75%                       0.50%
Greater than or equal to 25% but less than or                    1.50%                       0.50%
equal to 50%
Less than 25%                                                     1.25%                      0.50%
=====================================================  =========================  ===========================

     (b) the definition of "Commitment" is amended and restated in its entirety to read as follows:

     "Commitment" means, as to each Bank, the obligation of such Bank to make Loans and purchase participations in Letters of Credit pursuant to Section 3.1 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on Annex I to the Second Amendment to Second Amended and Restated Credit Agreement dated as of December 23, 1998, under the heading "Commitment," or in the Assignment and Acceptance pursuant to which such Bank assumed its Commitment, as applicable as the same may be (a) reduced pursuant to Section 2.7 or terminated pursuant to
Section 2.7 or 12.2 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 14.7. Notwithstanding the foregoing, the term "Commitment" is used only to determine the maximum amount of Loans that may be available under this Agreement and to determine the amount of the master note to be executed in favor of each Bank, and the actual amount that each Bank is committed to lend under this Agreement is limited to the amount of the Borrowing Base.

     (c) the following new definitions are hereby added to such section in their respective alphabetical order:

     "Investments" means any advances, loans, extensions of credit, or capital contributions to or investments in, or purchases of stock, bonds, notes, debentures


SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 2
     or other securities of, any Person (other than of the Borrower or any Restricted Subsidiary).

     "New Investments" means the aggregate amount of any Investments for the period from December 23, 1998 through and including the Termination Date. "New Investments" shall not include any investment by the Borrower in Tel Offshore Trust which is reacquired after a transfer of such interest.

     "ONEOK Preferred Stock" means the shares of 8% convertible preferred stock issued by the Borrower to ONEOK, Inc. in exchange for the contribution by ONEOK, Inc. of $50,000,000 in equity.

     "Tel Transfer Value" means an amount equal to (a) the net investment (the difference of the Borrower's acquisition cost, minus any distributions received by the Borrower since the date of acquisition) of the Borrower in Tel Offshore Trust which is transferred to an Unrestricted Subsidiary, minus (b) the net investment (the difference of the Borrower's acquisition cost, minus any distributions received by the Borrower since the date of acquisition) of the Borrower in Tel Offshore Trust which is reacquired from an Unrestricted Subsidiary after a transfer of such interest.

     "Tel Pledge Value" means the net investment (the difference of the Borrower's acquisition cost, minus any distributions received since the date of acquisition) of the Borrower in Tel Offshore Trust which is subject to a Lien.

     Section 4.4 Amendment to Section 2.8. Section 2.8 of the Credit Agreement is amended as follows:

     (a) by adding the following language immediately following the sixth sentence of existing Section 2.8:

     Notwithstanding anything contained herein to the contrary, with respect to the Engineering Report received on or prior to March 1, 1999 for the period ending December 31, 1998, the Administrative Agent shall provide the redetermined Borrowing Base in writing to the Banks by March 21, 1999. The Administrative Agent shall then notify the Borrower of the redetermined Borrowing Base on or prior to April 1, 1999.

     (b) by adding the following new Section 2.8(d) at the end of such Section:

     (d) Notwithstanding anything contained in the foregoing to the contrary, effective as of December 23, 1998 and continuing through February 28, 1999, the Borrowing Base shall be increased to $70,000,000; provided, that, to the extent any mandatory prepayments are made from the proceeds of capital markets transactions or asset sales pursuant to Section 4.5(f), the Borrowing Base shall be simultaneously reduced by the amount of such mandatory prepayments to an amount not less than $65,000,000.

     Section 4.6 Amendment to Section 4.5. Section 4.5 of the Credit Agreement is amended as follows:

     (a) by amending and restating Section 4.5(a) in its entirety to read as follows:

     (a) If at any time a Borrowing Base Deficiency exists, the Administrative Agent shall send the Borrower a Payment Notice and the Borrower shall immediately (except in the case of a redetermination of the Borrowing Base pursuant to Section 2.8(b)


SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 3
     and except with respect to a redetermination of the Borrowing Base based on the Engineering Report for the period ending December 31, 1998) prepay the outstanding Loans by the amount of the Borrowing Base Deficiency, plus accrued and unpaid interest on the amount so prepaid in accordance with this Section 4.5 unless Borrower exercises the option to increase the Collateral as provided by
Section 4.6. With respect to a Borrowing Base Deficiency resulting from a redetermination of the Borrowing Base based on the Engineering Report for the period ending December 31, 1998, the Borrower shall have 60 days to prepay the outstanding Loans by the amount of the Borrowing Base Deficiency, plus accrued and unpaid interest on the amount so prepaid or to exercise the option to increase the Collateral as provided by Section 4.6. If within 30 days of the date Borrower receives a Payment Notice (other than in respect of a Payment
Notice with respect to a redetermination of the Borrowing Base based on the Engineering Report for the period ending December 31, 1998) the Borrower has not prepaid the Loans by the amount of the Borrowing Base Deficiency or complied with Section 4.6 hereof, the amount of the Borrowing Base Deficiency shall be due and payable in six monthly installments, each in the amount of one-sixth of the principal amount of the Borrowing Base Deficiency, plus accrued and unpaid interest thereon, with the first such installment being due and payable immediately (and in any event, within 33 days after Borrower received the Payment Notice). During any period of time in which a Borrowing Base Deficiency has occurred and is continuing, the Obligations shall bear interest at the Borrowing Base Deficiency Rate.

     (b) by adding the following new Section 4.5(f) at the end of such section:

     (f) During the period from December 23, 1998 through February 28, 1999, if Borrower receives any proceeds from any capital markets transactions or asset sales in excess of $5,000,000, Borrower shall apply the proceeds from any such transaction to reduce the aggregate outstanding principal balance of the Loans; provided that Borrower shall not be required to reduce the principal balance of the Loans to an amount less than $50,000,000. If applicable, on February 28, 1999, Borrower shall make a prepayment of principal on the Notes equal an amount sufficient to reduce the aggregate outstanding principal balance of the Loans to $50,000,000. The Borrowing Base shall be simultaneously reduced in connection with any mandatory prepayments prior to February 28, 1999 from the proceeds of capital markets transactions or asset sales pursuant to Section 2.8(d).

     Section 4.8 Amendment to Section 9.1(j). Subsection (i) of Section 9.1(j) of the Credit Agreement is amended by deleting the phrase "On or before April 1 of each calendar year" and substituting therefor:

     On or before March 1, 1999 and on or before April 1 of each calendar year thereafter

     Section 4.10 Amendment to Section 10.2. Section 10.2 is amended by adding thereto a new clause (o), reading as follows:

     (n) Liens on the Borrower's ownership interest in Tel Offshore Trust; provided, that, the sum of (i) the Tel Pledge Value, plus (ii) the Tel Transfer Value, plus (iii) the New Investments shall not exceed $12,500,000 in the aggregate for the period from December 23, 1998 through and including the Termination Date.

     Section 4.12 Amendment to Section 10.4. Section 10.4 is amended by deleting the word "and" from the exceptions found therein and by adding to the exceptions a new clause reading as follows:

     and (iv) dividends payable on the ONEOK Preferred Stock.


SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

     Section 4.14 Amendment to Section 10.5. Section 10.5 of the Credit Agreement is hereby amended as follows:

     (a) by amending and restating the introductory paragraph of such section in its entirety to read as follows:

     The Borrower will not, and will not permit any Restricted Subsidiary (without duplication) to make, any New Investment in excess of the lesser of (i) $5,000,000 in the aggregate per each six-month period ending on March 31 and September 30 of each year or (ii) $12,500,000 in the aggregate for the period from December 23, 1998 through and including the Termination Date, except the following:

     (b) by amending and restating clause (g) in its entirety to read as follows:

     (g) the ownership interest in Tel Offshore Trust;

     (C) by adding thereto new clause (i), reading as follows:

     (i) the contribution of the Borrower's ownership interest in Tel Offshore Trust to an Unrestricted Subsidiary; provided, that, the sum of (i) the Tel Pledge Value, plus (ii) the Tel Transfer Value, plus (iii) the New Investments shall not exceed $12,500,000 in the aggregate for the period from December 23, 1998 through and including the Termination Date.

     Section 4.16 Amendment to Section 10.8. Section 10.8 of the Credit Agreement is amended by deleting the "or" immediately preceding clause (f) adding the following new clause (g) at the end of such section:

     (g) the transfer to an Unrestricted Subsidiary or pledge by the Borrower of its ownership interest in Tel Offshore Trust; provided, that, the sum of (i) the Tel Pledge Value, plus (ii) the Tel Transfer Value, plus (iii) the New Investments shall not exceed $12,500,000 in the aggregate for the period from December 23, 1998 through and including the Termination Date.

     Section 4.18 Amendment to Section 11.1. Section 11.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

     Section 11.1 Consolidated Interest Coverage Ratio. The Borrower will not permit its Consolidated Interest Coverage Ratio, measured as of last day of any calendar quarter for the 12 month period then ended, to be less than (a) 1.25 to
1.0 for the calendar  quarters  ending  December 31, 1998 through June 30, 1999,
(b) 1.50 to 1.0 for the calendar quarters ending September 30, 1999 through December 31, 1999, (c) 1.75 to 1.0 for the calendar quarters ending March 31, 2000 through June 30, 2000 and (d) 2.00 to 1.0 for the calendar quarter ending September 30, 2000 and thereafter.



                                   ARTICLE VI

                              Conditions Precedent

     Section 6.2 Conditions The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:



SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

     (b) Amendment Documents. The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agents:

     (i) This Amendment, together with the Acknowledgment of Guarantors, duly executed by all parties;

     (ii) New Notes payable to each of Bankers Trust Company, CIBC, Inc. and Wells Fargo Bank (Texas), National Association; and

     (ii)  Such  additional  approvals,  opinion,  documents,   instruments  and
information as the Agents, or their legal counsel, Winstead Sechrest & Minick P.C., may request.

     (d) Representations and Warranties. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof. In addition, by execution of this Amendment, the Borrower hereby represents and warrants that, as of the date hereof, neither the Borrower nor any Restricted Subsidiary has any Investments except those Investments permitted under the Credit Agreement prior to this Amendment.

     (f) Amendment Fee. The Administrative Agent shall have received payment of an amendment fee equal to 0.25% of each Bank's Commitment as of the date hereof.

     (h) Commitment Fee. The Administrative Agent shall have received, for the benefit of the Banks, an upfront commitment fee with respect to the increase in the Borrowing Base in the amount of $100,000.

     (j) No Event of Default. No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default. (l) Corporate
Authorization. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to the Agents and their legal counsel, Winstead Sechrest & Minick P.C.


                                  ARTICLE VIII

                                  Miscellaneous

     Section 8.2 Ratifications, Representations and Warranties. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of, and as if made on, the date hereof. The Borrower, the Banks and the Agents agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 8.4 Reference to the Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.



SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

     Section 8.6 Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 14.1 of the Credit Agreement.

     Section 8.8 Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

     Section 8.10 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York.

     Section 8.12 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Banks, the Agents and the Borrower and their respective successors and assigns.

     Section 8.14 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

     Section 8.16 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 8.18 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the day and year first above written.

BORROWER:

MAGNUM HUNTER RESOURCES, INC.


By:
     Chris Tong
     Senior Vice President and Chief Financial Officer


ADMINISTRATIVE AGENT:

BANKERS TRUST COMPANY



By
     Name:
     Title:



SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 7

SYNDICATION AGENT:

CIBC INC.



By
     Name:
     Title:

DOCUMENTATION AGENT
AND COLLATERAL AGENT:

PARIBAS



By:
     Name:
     Title:


- and -


By:
     Michael H. Fiuzat
     Vice President

ISSUING BANK:

BANKERS TRUST COMPANY


By
     Name:
     Title:

BANKS:


BANKERS TRUST COMPANY


By:
     Name:
     Title:




SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 8

CIBC INC.


By:
     Name:
     Title:


PARIBAS


By:
     Name:
     Title:

- and -

By: Michael H. Fiuzat
    Vice President


WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


By:
     Name:
     Title:






SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

                          ACKNOWLEDGMENT BY GUARANTORS


     Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Second Amendment to Second Amended and Restated Credit Agreement dated December 23, 1998 (the "Second Amendment"), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Second Amendment and (iii) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Credit Documents and
(c) it has reviewed a copy of the Second Amendment.

Executed as of December 23, 1998.


GUARANTORS:

HUNTER GAS  GATHERING,  INC.
GRUY  PETROLEUM  MANAGEMENT  CO.
MAGNUM HUNTER PRODUCTION, INC.
CONMAG ENERGY CORPORATION
RAMPART PETROLEUM, INC.


By:
Name:
Title:



SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 10

   ANNEX I TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             New Commitment Amounts


Bank                                                          Commitment

Bankers Trust Company                                       $39,148,351.65

CIBC, Inc.                                                  $39,148,351.65

Paribas                                                     $28,846,153.85*

Wells Fargo Bank (Texas), National Association              $17,857,142.86


*unchanged from existing Commitment


SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 11